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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 2000, relating to the financial statements and financial statement schedule of Tarantella, Inc. (formerly The Santa Cruz Operation, Inc.), which appears in Tarantella, Inc.'s (formerly The Santa Cruz Operation, Inc.) Annual Report on Form 10-K for the year ended September 30, 2001.

     /s/ PricewaterhouseCoopers LLP

     San Jose, California

     April 16, 2002